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                                 EXHIBIT 10.24
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                                LEASE AGREEMENT

                         BETWEEN POMEROY HEALTH, INC.

                                      AND

                         TRANSITIONAL HEALTH PARTNERS

                                     D/B/A

                         TRANSITIONAL HEALTH SERVICES
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                                     LEASE

      THIS LEASE is made as of the 22nd day of May , 1995, by and between POMEROY HEALTH, INC., a Michigan corporation, the address of which is 745 Barclay Circle, Suite 310, Rochester Hills, Michigan 48307, as Lessor, and TRANSITIONAL HEALTH PARTNERS d/b/a TRANSITIONAL HEALTH SERVICES, a Delaware general partnership, with principal offices at 9300 Shelbyville Road, Louisville, Kentucky 40222, as Lessee.

      IN CONSIDERATION OF the rents to be paid and the mutual covenants, promises and agreements herein set forth, Lessor and Lessee agree as follows:

      Lessor hereby leases unto Lessee the following described premises:

      One (1) 102-bed skilled nursing facility; one (1) 82-bed skilled nursing facility; one (1) 31-bed home for the aged; and one (1) 9-unit apartment complex; said facilities being situated upon and consisting of the real property described on the Exhibit "A" attached hereto and made a part hereof, together with all structures, fixtures, pavings, surfacing and improvements thereon; additionally, all fixtures, furnishings, equipment and all other personal property located thereon (a list of which is attached hereto as Exhibit "B"), including, without limitation, all drugs, medications, food, linens and supplies utilized in connection with the operation of said facilities, all available proprietary rights in the names and related trademarks, logos and telephone numbers of said facilities, all patient records and agreements, personnel records, provider agreements, governmental records, and all other contracts, records and information (irrespective of the manner in which stored) as are available and are related to the operation of said facilities, a 1992 Dodge Pickup and 1954 Ford Tractor and Mower, and all other available property, tangible and intangible, utilized in the operation of said facilities;

      ALL OF THE FOREGOING, including all replacements thereof (irrespective of which party paid for such replacements), are hereinafter collectively referred to as the "leased premises" or "premises". As to patient records and agreements, personnel records, provider agreements, governmental records, other contracts, records and the like, Lessee acknowledges that Lessor's ability to grant actual possession or control thereof to Lessee pursuant to this Lease is subject to the availability thereof and to applicable laws, ordinances, rules and regulations pertaining to same. Possession of all of the foregoing records, agreements and the like is transferred hereunder only for the purpose of continuing patient services at the facilities and the same shall be preserved and held confidential in accordance with state and federal law.

      TO HAVE AND TO HOLD for a term of ten (10) years from and after the commencement of the term as hereinafter provided.

                                  SECTION 1.

                             CONDITION OF PREMISES

      1.01 Lessor shall deliver the leased premises in "as is" condition. Subject to Lessee's option to terminate as hereinafter provided, upon delivery of possession, Lessee covenants and agrees to take unconditional physical possession of the leased premises and accepts the leased premises in "as is" condition without representation by Lessor or any person, firm or corporation on behalf of Lessor as to the condition thereof, and acknowledges that the leased premises are in satisfactory condition. Subject to Lessee having commissioned an engineering survey within (seven) 7 days of the date of execution hereof, during the twenty-one (21) days following the date of execution hereof, Lessee shall have access to the leased premises for purposes of inspecting the condition of same. In the event that Lessee shall notify Lessor in writing within such 21 day period that Lessee shall have discovered a significant defect or disrepair in the leased premises (subject to independent verification, if Lessor deems same reasonably necessary), then Lessee shall have the option of terminating this Lease by giving written notice thereof to Lessor within such 21 day period. For purposes of the foregoing sentence, a "significant defect or disrepair" in the leased premises shall be deemed to mean defects or items of disrepair of such a nature as to require aggregate capital expenditures or repair costs of more than $100,000, within the 120 day period immediately following the commencement date of the term hereof. Upon Lessor's receipt of Lessee's notice to terminate, Lessor shall have ten (10) days during which Lessor may nullify and vitiate Lessee's option by agreeing to bear the cost of correction or disrepair in excess of $100,000.00.

                                  SECTION 2.

                      POSSESSION AND COMMENCEMENT OF TERM

      2.01 This Lease is contingent upon the consummation of Lessor's acquisition of title to the leased premises. Except as herein provided, Lessor covenants that actual possession of the leased premises (with personal property to be in sufficient quantities so as to continue the operation of the nursing facilities) shall be delivered to Lessee on or about the date Lessor shall close on Lessor's acquisition of the leased premises; such closing scheduled for July 31, 1995, subject to adjustment. Lessor shall give Lessee at least thirty (30) days' prior written notice of the date on which Lessor shall actually deliver possession of the leased premises to Lessee (the

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"delivery of possession date", which shall be deemed to be the commencement date of the term of this Lease). Lessee shall be permitted to enter the leased premises at least ten (10) days prior to the delivery of possession date for the sole purpose of preparing for Lessee's tenancy. By occupying the leased premises, Lessee will be deemed to have accepted the leased premises and acknowledged that they are in satisfactory condition.

      2.02 In the event Lessor fails to deliver the leased premises because of the delay in consummating Lessor's acquisition of the leased premises or for any other cause whatsoever, Lessor shall not be liable to Lessee for damages as a result of Lessor's delay in delivering the leased premises, and Lessee shall have no right to terminate the Lease or contest the validity of the Lease, and the commencement date of the Lease shall be postponed until such time as the leased premises are delivered to Lessee and the termination date of this Lease shall be extended for a period equivalent to the period of such postponement provided such postponed termination date shall occur on the last day of a calendar month; if not, then such termination date shall be extended by an additional period so as to fall on the last day of such calendar month in which it would otherwise occur. Notwithstanding anything to the contrary contained herein, if for any reason whatsoever, the term of this Lease shall not have commenced by September 30, 1995 (subject to a reasonable extension thereof in the event of pending but uncompleted licensure approvals), then this Lease shall be automatically terminated without further act of either party hereto, and the parties hereto shall be released from all obligations hereunder, except as otherwise specifically provided herein.

      2.03 On the commencement date or within fifteen (15) days thereafter upon request by Lessor, Lessor and Lessee shall execute a written instrument confirming the commencement date and the termination date of the Lease and that the Lease is in full force and effect, the rent is paid currently, the amount of rent, if any, paid in advance, and that there are no known uncured defaults by Lessor or Lessee, or stating those claimed by Lessor and/or Lessee.

      2.04 Provided Lessee is not then in default of any of the terms of this Lease, Lessee shall have the option to extend the term hereof for one (1) additional period of ten (10) years. Said option shall be exercised, if at all, by written notice to Lessor at least one hundred eighty (180) days prior to the expiration of the original term. All terms and conditions contained in this Lease shall apply during the option period. The annual minimum net rental for the first year of the option period shall equal the annual minimum net rental for the final year of the original term plus the annual increase per Section
3.01 hereof, subject to further annual increases as provided therein. In the event Lessee shall fail to exercise the foregoing option to extend the term hereof within the required time period, such option shall then automatically be null and void and be of no further force or effect.

            On or before the date which is one hundred eighty (180) days prior to the expiration of the original term hereof (but no sooner than four hundred twenty-five (425) days prior to expiration of the original term hereof), Lessee shall be required to provide a Lessor financial statements prepared by an independent certified public accountant establishing and certifying that the Guarantor of this Lease shall then have a minimum net worth of at least twenty-five million and 00/100ths Dollars ($25,000,000.00). In the event Lessee shall fail to provide such financial statements during such period, Lessor shall have the option to nullify and

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vitiate Lessee's exercise of its option to extend the term pursuant to this
Section 2.04 by giving written notice thereof to Lessee.

                                  SECTION 3.

                                    RENTAL

      3.01 In consideration of the leasing aforesaid, commencing on the commencement date of the term hereof, Lessee hereby covenants and agrees to pay Lessor, at such place as Lessor may hereafter from time to time designate in writing, annual minimum net rental of Seven Hundred Thousand and no/100 Dollars ($700,000.00), in United States funds, payable monthly in advance on the tenth
(10th) day of each and every month in equal monthly installments of Fifty-Eight Thousand, Three Hundred Thirty Three and 33/100 Dollars ($58,333.33). Receipt of Fifty-Eight Thousand, Three Hundred Thirty Three and 33/100 Dollars ($58,333.33), representing the first month's rent is hereby acknowledged. The rental payments shall be made by Lessee at the office of Lessor without any prior demand therefor and without any deductions or set-offs whatsoever. Commencing with the second year of the term hereof, and for each subsequent year during the initial term and extended term, if any, the annual minimum net rental owing for the year in question shall equal the annual minimum net rental payable for the immediately preceding year increased by three percent (3%), on a non-compounded basis. (As an illustration of the foregoing, the annual minimum net rental owing for the second year of the term hereof shall be $700,000.00 x 1.03, or $721,000.00; the annual minimum net rental owing for the third year shall be $700,000.00 x 1.06, or $742,000.00, and so on.) Lessor shall notify Lessee of the adjusted annual minimum net rental for each year following the determination of same by Lessor, and Lessee shall pay such rent for the applicable year in the manner set forth hereinabove in this Section 3.01.

      3.02 Lessor and Lessee intend that the minimum net rental shall be net to Lessor, so that this Lease shall yield, net, to Lessor, not less than the minimum net rent specified in Section 3.01 hereof during the term of this Lease, and that all costs, expenses and charges of every kind and nature relating to the leased premises which may be attributable to, or become due during the term of this Lease, shall be paid by Lessee and that Lessor shall be indemnified and saved harmless by Lessee from and against the same. In the event that the Lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, then the rental for such month shall be prorated upon a daily basis based upon a thirty (30) day calendar month. Lessor and Lessee agree that no portion of annual minimum net rental paid by Lessee after the expiration of any period during which such rental was abated shall be allocated by Lessor or Lessee to such abatement period, nor is such rental intended by the parties to be allocable to any abatement period.

      3.03 Any rental unpaid for more than ten (10) days after such rental is due and any rental received and accepted more than ten (10) days after such rental is due shall be subject to a late charge of three percent (3%) of such rental, and such late charges shall be due from Lessee to Lessor as additional rental on or before the next rental due date. Any default in the payment of rental shall not be considered and cured unless and until such late charges are paid

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by Lessee to Lessor. On default of payment of such late charges, Lessor shall have the same remedies as on default in payment of rental; provided, however, that Lessee shall be entitled to notice and an opportunity to cure as provided in Section 18.01 hereof. Such late charges shall be in addition to any other rights or remedies Lessor may have as provided by this Lease or as allowed by law. Lessor and Lessee agree that such late charges represent a fair and reasonable estimate of administrative costs suffered by Lessor as a result of such nonpayment by Lessee.

      3.04 If any rental, any late charges, or any other sums payable by Lessee to Lessor under this Lease are not paid within ten (10) days after such rental, late charges or other sums are due (after giving effect to the ten (10) day grace period set forth in Section 3.03 above), such rental, late charges or other sums shall bear interest at the rate of two (2) percentage points above the effective prime interest rate per annum then charged by Comerica Bank-Detroit as publicly announced from time to time as its prime rate, provided, however, that such rate of interest shall never be less than seven percent (7%) per annum nor more than eighteen percent (18%) per annum, or the highest rate permitted by law, whichever is less. Such interest shall be due from Lessee to Lessor as additional rental on or before the next rental due date and shall accrue from the date that such rental, late charges or other sums are payable under the terms of this Lease. Such interest for rental, late charges or other sums shall continue to accrue through the date such rental, late charges or other sums are paid by Lessee. Any default in the payment of rental, late charges or other sums shall not be considered cured unless and until such interest is paid by Lessee to Lessor. On default of payment of such interest, Lessor shall have the same remedies as on default in payment or rental. such interest shall be in addition to any other rights or remedies Lessor may have as provided by this Lease or as allowed by law.

      3.05 "Rent" or "rental", as those terms are used throughout this Lease shall be defined to include the minimum net rental and all other charges of whatever nature required to be paid by Lessee under this Lease.

                                  SECTION 4.

                       TAXES, ASSESSMENTS AND UTILITIES

      4.01 Lessee agrees to pay, as the same shall become due, all ad valorem taxes and assessments, general and special, and all other government impositions which may be levied upon or levied against the leased premises or any part thereof until the termination of the original term and of any extended term of this Lease. The property taxes and assessments for the first and last year of the original term or any extended term, as the case may be, shall be prorated between Lessor and Lessee so that Lessee will be responsible for any such tax or assessment attributable to the period during which Lessee has Lease obligations for the leased premises. Any tax and/or assessment of any kind or nature presently or hereafter imposed or assessed, either by way of substitution for or in lieu of all or any part of the taxes and assessments levied or assessed against the leased premises or any part thereof by the State of Michigan or any political subdivision thereof or any governmental authority having jurisdiction there over upon, against or with respect to the rentals payable by Lessee to Lessor or on the income of Lessor derived from the leased premises or with respect to the Lessor's, or the

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individuals or entities which form the Lessor herein, ownership of the leased premises, shall be deemed to constitute a tax and/or assessment against the leased premises for the purpose of this Section and Lessee shall be obligated to pay those taxes. Notwithstanding anything contained herein to the contrary, Lessee's obligation hereunder shall not include the payment of any income, gross receipts, rentals, or other form of use, tax of general applicability assessed on or against or with respect to the rentals payable by Lessee to Lessor, except to the extent that such tax is assessed in lieu of or in substitution for existing ad valorem taxes on real property which are hereafter modified, abolished or repealed in whole or in part.

      4.02 In the event any or all of the foregoing taxes and assessments are to be paid from any escrowed fund required to be established by Lessor's financial institution under the terms of any financing, the Lessor shall notify Lessee and Lessee shall be required to include with the monthly payments of rent under
Section 3.01 hereof a monthly amount equal to the amount required to be paid by Lessor under the terms of such financing to the escrowed fund on account of such taxes and assessments. If such taxes and assessments, when due, exceed the total amount then in the escrow then the Lessee shall, within fifteen (15) days after Lessor's written demand therefor, pay any deficiency to Lessor. If such payments by Lessee, over the term of the Lease, exceed the amount of taxes and assessments paid from the escrow, such excess shall be refunded by Lessor to Lessee following an annual reconciliation thereof. The escrow for such taxes and assessments shall be adjusted as often as necessary to provide sufficient funds to pay current taxes and assessments.

      4.03 Lessee also agrees to pay all charges made against the premises for gas, heat, electricity, water, sewer, and all other utilities (all of the foregoing hereinafter collectively referred to as the "utilities") during the continuance of this Lease as the same shall become due.

                                  SECTION 5.

                            USE OF LEASED PREMISES

      5.01 It is understood and agreed between the parties that the leased premises during the continuance of this Lease shall be used and occupied, continuously throughout the term hereof, for the operation of two (2) skilled nursing facilities, one (1) home for the aged, and one (1) apartment complex, consistent with the use and operation of such facilities as they currently exist; and for no other purpose without the prior written consent of Lessor, such consent not to be unreasonably withheld. Lessee shall at all times during the term of this Lease be required to obtain and maintain full and proper licensing by the State of Michigan for (a) the operation of the two (2) skilled nursing facilities on the leased premises, with a combined minimum total of one hundred eighty-four (184) licensed beds, (b) the operation of the home for the aged on the leased premises, with a minimum total of thirty-one (31) licensed beds, and (c) the operation of the apartment complex on the leased premises. Lessee covenants and represents to Lessor that the leased premises shall be operated in a manner to maintain such licensing. Lessee shall comply or conform to all laws, rules, regulations and the like, relating to the condition, use or occupancy of the leased premises necessary to maintain such licensing and certification of the nursing facilities as providers under Medicaid and Medicare legislation or any successor

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legislation. A voluntary reduction in licensed beds shall be permitted only as approved in writing in advance by Lessor; except, however, that Lessee may from time to time, place beds in escrow on a temporary basis provided the same shall not risk the permanent loss of such beds. Lessee covenants to work diligently at all times during the Lease term to achieve maximum occupancy in the facilities on the leased premises. The risk of loss or decrease in the enjoyment and beneficial use of the leased premises (including, without limitation, a mandated reduction in licensed beds) is assumed by Lessee, and Lessee shall not be entitled to any abatement or reduction of rent as a result thereof, except as specifically provided herein. Lessee agrees that it will not use or permit any person to use the leased premises or any part thereof for any use or purpose in violation of the laws of the United States, the State of Michigan, the laws, ordinances, rules, regulations and the like of the County and City in which the leased premises are situated, or of any other lawful authorities. Lessee shall comply with all labor and employment laws applicable to all persons working on or about the leased premises. During the original term or any extended term, the Lessee will keep the leased premises and every part thereof in a clean and wholesome condition and will comply with all lawful health and police regulations. All signs and advertising displayed in and about the leased premises shall be such only as to advertise the business carried on upon the leased premises and shall otherwise comply with all applicable law, ordinances, rules and regulations. No signs or awnings shall be displayed in or about the leased premises unless Lessor shall have been notified in writing thereof in advance. Lessee shall give prompt notice to Lessor of any notice it receives of the violation of any law or requirement of any public authority with respect to the leased premises or the use or occupation thereof.

      5.02 Lessee hereby covenants and warrants that each and every contract or agreement of whatever nature entered into by Lessee in connection with Lessee's use and occupancy of the leased premises, including, but not limited to, any union contract(s), shall be for a term which shall in no event extend beyond the then current term of this Lease. It is the intent of the parties hereto that at such time that Lessee shall surrender possession of the leased premises to Lessor, the terms of all contracts and agreements pertaining to Lessee's use and occupancy of the leased premises shall have expired. Lessee agrees that none of such contracts or agreements shall contain any provisions which shall purport to impose upon Lessee's successor any obligation to assume such contract or agreement.

                                  SECTION 6.

                            INSURANCE AND INDEMNITY

      6.01 (a) During the term of this Lease, Lessee shall at all times keep the leased premises (as well as Lessee's property located in or on the leased premises) insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State of Michigan and having a rating of no less than "A" in the most current edition of Best's Insurance Reports. The policies must name Lessor as an additional insured as its interest appears. Losses shall be payable to Lessor and Lessee as provided below. In addition, the policies shall name as an additional insured Lessor's mortgagee(s), if any, by way of a standard form of mortgagee's loss payable endorsement. Any


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loss adjustment shall require the written consent of Lessor, Lessee, and each mortgagee. Evidence of insurance shall be deposited with Lessor and, if requested, with any mortgagee(s). The policies on the leased premises shall insure against the following risks:

            (i) Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, including but not limited to, loss or damage from leakage of any sprinkler system now or hereafter installed on the premises, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer within the terms of the applicable policies and in any event in an amount not less than one hundred percent (100%) of the then full replacement value thereof (as defined below);

            (ii) Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the facilities, in such limits with respect to any one accident as may be reasonably agreed by Lessor and Lessee from time to time;

            (iii) Claims for personal injury or property damage under a policy of general public liability insurance with amounts not less than One Million and no/100 Dollars ($1,000,000.00) per occurrence in respect of bodily injury, Two Million and no/100 Dollars ($2,000,000.00) aggregate per occurrence, and Three Hundred Thousand and no/100 Dollars ($300,000.00) for property damage;

            (iv) Claims arising out of malpractice in an amount not less than Two Million and no/100 Dollars ($2,000,000.00) for each person and for each occurrence;

            (v) Such other hazards and in such amounts as may be customary for comparable properties in the area and is available from insurance companies authorized to do business in the State of Michigan;

            (vi) Loss of rental under a rental value insurance policy covering a risk of loss during the first six (6) months of reconstruction resulting from the occurrence of any of the hazards described in subsection (i) and (ii) of paragraph (a) above in an amount sufficient to prevent Lessor from becoming a co-insurer; and

            (vii) Worker's compensation.

      (b) The term "full replacement value" of improvements as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy.

      (c) In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any mortgagee.

      (d) Any provision in this Lease to the contrary notwithstanding, each party hereto, to the extent it is permitted so to do by the terms and provisions of any such policy or policies, hereby waives any and all rights to recover from the other, its agents, or employees, any loss or damage from risks ordinarily insured against under such policies, but only to the extent that


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such loss or damage is in fact covered by such insurance and is collectible by such insured party. Each party further covenants and agrees that it will, upon request of the other, request each such insurance company to attach to such policy or policies issued by it a waiver of subrogation with respect to the other party, its agents and employees.

      (e) All proceeds payable by reason of any loss or damage to any of the improvements comprising the leased premises and insured under any policy of insurance required by (a) above shall be paid to Lessor and held by Lessor in trust (subject to the provisions of paragraph (f) below and the rights of any mortgagee(s)) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the leased premises, and shall be paid out by Lessor from time to time for the reasonable costs of such work. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the leased premises shall be retained by Lessor and shall be credited against future rental payments due from Lessee under this Lease. All salvage resulting from any such loss covered by insurance shall belong to Lessor.

      (f) If, during the term hereof, the leased premises are totally or partially destroyed from a risk covered by the insurance described in paragraph
(a) above, Lessor shall, as soon as practicable, restore the leased premises to substantially the same condition as existed immediately before the destruction. If the costs of the restoration exceed the amount of proceeds received by Lessor from the insurance required under paragraph (a) above, Lessee shall be solely responsible for paying the difference between the amount of insurance proceeds and such costs of restoration, the failing of which shall constitute a default hereunder as well as relieving Lessor (at Lessor's option) of Lessor's obligation to so restore the leased premises.

      (g) If Lessor is required to restore the facilities as provided in paragraph (f) above, Lessor shall not be required to restore alterations made by Lessee, Lessee's improvements, trade fixtures or personal property, such excluded items being the sole responsibility of Lessee to restore.

      (h) During the period required for repair and restoration, payment of rent hereunder shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of useable beds affected by such damage or destruction, and availability of business interruption insurance proceeds to satisfy Lessee's obligations to pay rent.

      (i) Notwithstanding anything to the contrary contained herein, Lessee's obligation to carry the insurance provided for herein may be brought within the coverage of Lessee's so-called blanket policy (including, without limitation, its "umbrella" liability policy of not less than Ten Million Dollars ($10,000,000.00) coverage), carried and maintained by Lessee; provided, however that the coverage afforded Lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease. Further, such insurance policy or policies shall provide not less than thirty (30) days notice of cancellation or amendment to all parties named therein as insured.


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      6.02 Except to the extent that the same shall result from the negligence, willful misconduct or wrongful acts of Lessor, its agents or employees, Lessee covenants to indemnify Lessor, and save it harmless from and against any and all claims, actions, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises or the occupancy or use by Lessee of the leased premises or any part thereof, arising from or out of Lessee's failure to comply with any provision of this Lease, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, customers or licensees. In case Lessor shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall protect and hold harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Lessor in connection with such litigation. Lessee shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred in enforcing the Lessee's covenants and agreements in this Lease.

                                  SECTION 7.

                                    REPAIRS

      7.01 Lessee covenants and agrees, at its sole expense, to keep the leased premises, including, without limitation, its structure, roof, walls, electrical, mechanical and plumbing systems, fixtures, furnishings, equipment, personal property, the grounds, sidewalks, driveways and parking areas, at all times in good maintenance, appearance and repair and otherwise as required by any law, statute, ordinance, rule, regulation, government or licensing authority, or insurance carrier. Lessee's obligation hereunder shall include (without limitation) the responsibility for capital expenditures as may be necessary or appropriate, from time to time, in order to maintain the leased premises in good, safe and operable condition. If so requested by Lessor, Lessee shall promptly deliver to Lessor a bill of sale or other appropriate instrument evidencing the transfer of all right, title and interest to Lessor, other than the leasehold estate created hereby, in and to such replacement item.

            All damages or injury done to the leased premises by the Lessee, or by any person who may be in or upon the leased premises with the consent, invitation or license of the Lessee, shall be repaired and paid for by the Lessee.

            In the event that Lessee fails to commence and complete repairs promptly and adequately, or otherwise to perform any act or fulfill any obligation required of Lessee pursuant to this Section 7.01, Lessor may, but shall not be required to, after thirty (30) days prior notice to Lessee (except for emergency, in which event no notice shall be required), make or complete any such repairs or perform such act without prior notice to, but at the sole cost and expense of, Lessee, and Lessee shall reimburse Lessor for all costs and expenses of Lessor thereby incurred within twenty (20) days after receipt by Lessee from Lessor of a statement setting forth the amount of such costs and expenses. The failure by Lessee so to make repairs, to perform any act required under this Section, or to reimburse Lessor (in the case of reimbursement, within such ten-day period) shall constitute a default by Lessee under this Lease and shall carry with it the same consequences as failure to pay any installment of rental.

                                  SECTION 8.

                                  ALTERATIONS

      8.01 Except as otherwise specifically provided in this Lease, Lessee agrees that the leased premises shall not be altered, improved, or changed without the written consent of Lessor, which consent shall not be unreasonably withheld, and that unless otherwise provided by written agreement, all alterations, improvements and changes which may be desired by the Lessee shall be done, at Lessee's cost, after written notice thereof to Lessor. Any such improvements constructed by Lessee shall be performed in accordance with plans and specifications approved in writing in advance by Lessor, and otherwise in accordance with applicable laws, ordinances, rules and regulations. All alterations, additions and improvements made in or to the leased premises shall, unless otherwise provided by written agreement, be the property of the Lessor upon the expiration or earlier termination of this Lease, and remain upon and be surrendered with the leased premises; provided, however, the Lessor may designate by written notice to Lessee those alterations, additions and improvements which shall be removed by Lessee at the expiration or termination of the Lease and Lessee shall promptly remove the same and repair any damage to the leased premises caused by such removal.

                                  SECTION 9.

                                     LIENS

      9.01 Lessee shall keep the leased premises free from any and all liens, including, without limitation, mortgage liens, or any liens arising out of any work performed, materials furnished or obligations incurred by or for Lessee (but excluding any liens created by Lessor), and agrees to bond against or discharge any construction lien within ten (10) days after written request therefor by Lessor. Lessee shall reimburse Lessor for any and all costs and expenses which may be incurred by Lessor by reason of the filing of any such liens and/or the removal of same, such reimbursement to be made within ten (10) days after receipt by Lessee from Lessor of a statement setting forth the amount of such costs and expenses.

                                  SECTION 10.

                            [Intentionally Omitted]

                                  SECTION 11.

                            [Intentionally Omitted]

                                SECTION 12.

                                EMINENT DOMAIN

      12.01 In the event, during the term of this Lease, proceedings shall be instituted under the power of eminent domain which shall result in the taking of all of the leased premises, then at the time of such eviction, this Lease shall be void and the term hereof shall cease and terminate. If there is only a partial taking that does not result in Lessee's eviction, actual or constructive, from the leased premises, the Lessor shall, as promptly and practicable (taking into account all of the then existing circumstances), restore the leased premises substantially to its original condition and all of the terms of this Lease shall continue in effect, except that, as of the day possession of a portion of the leased premises is taken by public authority, the annual minimum net rental owing pursuant to Section 3.01 hereof shall be reduced in proportion to the number of licensed beds necessarily eliminated by reason of such taking; provided, however, that Lessee shall be entitled to such abatement of annual minimum net rental only to the extent that Lessor shall actually receive proceeds pursuant to the "rental abatement" insurance provided for in
Section 6 above. The entire award for all or any portion of the leased premises shall be the sole property of, and be payable to the Lessor and provided further, that the entire award specifically made for Lessee's trade fixtures, loss of business and for removal and relocation expenses in any condemnation proceedings shall be the sole property of, and be payable to, the Lessee. It is further agreed that in any such condemnation proceedings, the Lessor and Lessee shall each seek its own award and at its own expense.

                                  SECTION 13.

                                  ASSIGNMENT

      13.01 Lessee shall not assign, pledge, license, or encumber this Lease, or sublet the leased premises or any part thereof, except, however, that the Lessee shall have the right, with Lessor's written consent, such consent not to be unreasonably withheld, to assign or sublet the entirety of the leased premises to an acquiring or merging partner (provided that such acquiring or surviving entity shall possess a post-acquisition or post-merger net worth of not less than that of Lessee's consolidated net worth on the effective date of such transaction), or Lessee's parent company, affiliate or wholly owned subsidiary of the Lessee, for a use permitted pursuant to Section 5.01 hereof, provided that Lessee is not at such time in default hereunder, and provided further that such successor shall execute an instrument in writing assuming all of the obligations and liabilities to the Lessor, and provided further that such assignment or subletting shall not operate to release Lessee from its obligations under the Lease.

                                  SECTION 14.

                         INSPECTION OF LEASED PREMISES

      14.01 Lessee agrees to permit Lessor and the authorized representatives of Lessor to enter the leased premises at all reasonable times after twenty-four
(24) hours written notice to

Lessee (except that no notice shall be required in the event of emergency), during normal business hours (but at any time in the event of emergency) for the purpose of inspecting the same, determining Lessee's compliance with its obligations under this Lease, or performing such acts necessary for the safety or preservation of the leased premises (without any obligation on the part of Lessor, however, to do so).

                                  SECTION 15.

                        [PAGE 10 OF HARD COPY MISSING]

                                  SECTION 16.

                                [TEXT MISSING]

days following the delivery of the same to the United States Post Office for mailing.

                                  SECTION 17.

                                  BANKRUPTCY

      17.01 Lessee covenants and agrees that if any one or more of the following events occur, namely:

            (a) Lessee shall be adjudged a bankrupt or insolvent or a trustee shall be appointed for Lessee after a petition has been filed for Lessee's reorganization or arrangement under the federal bankruptcy laws, as now or hereafter amended, or under the laws of the any State, and any such adjudication or appointment shall not have been vacated or stayed or set aside within ninety (90) days from the date of the entry or granting thereof; or

            (b) Lessee shall file, or consent to, any petition in bankruptcy or arrangement under the federal bankruptcy laws, as ow or hereafter amended, or under the laws of the State; or

            (c) A decree or order appointing a receiver of the property of Lessee shall be made and such decree or order shall not have been vacated, stayed or set aside within ninety (90) days from the date of the entry or granting thereof or Lessee shall apply for or consent to the appointment of a receiver for Lessee; or

            (d)   Lessee shall make any assignment for the benefit of creditors;

then it shall be lawful for Lessor, at its election, to declare this Lease in default and proceed to pursue its rights and remedies as set forth in Section 18 below.

                                  SECTION 18.

                         DEFAULT, RE-ENTRY AND DAMAGES

      18.01 In case any of the following shall occur:

            (a) any rent or other payments required to be made by Lessee shall be due and remain unpaid for more than ten (10) days after written notice that the same are due; or

            (b) Lessee fails to comply with any of the provisions of this Lease which results in (i) a deficiency, non-compliance item or the like cited by the applicable Medicare, Medicaid or other licensing agency, and Lessee's failure to correct same or cause same to be corrected within the time frame established by such agency (or such additional reasonable period of time pending Lessee's good faith contest and/or appeal of same), and (ii) revocation or suspension of any of Lessee's licensing or certification as a medicaid or Medicare provider at the leased premises, or any portion thereof (unless Lessor shall have consented to decertification), or (iii) the removal of twenty (20) or more patients from the leased premises, and any such failure shall continue for more than 48 hours after written notice thereof; or

            (c) Lessee fails to materially comply with any of the other covenants, agreements, stipulations or conditions herein contained and such failure shall continue for a period of thirty (30) days after written notice from Lessor to Lessee of such default (provided, however, that such period shall be extended for an additional, reasonable period if Lessee has diligently commenced the curing of such default and is diligently pursuing the same to completion); or

            (d) if the leased premises shall be deserted or _________, then Lessor, in addition to other rights or remedies it may have, shall have the immediate right of re-entry pursuant to the Michigan Summary Proceedings Act or any other statue enacted as a replacement or substitute therefor (or any other application law in the event there shall exist no such replacement or substitute) and may remove all persons and property from the leased premises; such property may be removed and stored in any other place, for the account of, and at the expense and at the risk of Lessee.

      18.02 Should Lessor elect to re-enter as herein provided or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the leased premises or any part thereof for such term or terms and at such rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, with the right to make alterations (at Lessor's expense, except to the extent necessitated by reason of Lessee's default hereunder, and then at Lessee's expense) and repairs (at Lessee's expense) to the leased premises. Rentals received by Lessor from such re-letting shall be applied as follows:

                  First, to the payment of Lessee's obligations accruing pursuant of Section 6.02 hereof;

                  Second, to the payment of rent and other payments required hereunder of Lessee for taxes, insurance or utilities due and unpaid hereunder;

                  Third, to the payment of any other sum specified in Section
                  3.02 hereof;

                  Fourth, to the payment of any cost of such re-letting;

                  Fifth, to the payment of the cost of any repairs to the leased premises necessary to permit the re-letting thereof;

and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such re-letting during any month be less than that amount agreed to be paid that month by Lessee hereunder, the Lessee shall pay such deficiency to Lessor. Such deficiency shall be calculated and paid monthly.

            No such re-entry or taking possession of the leased premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at time thereafter elect to terminate this Lease for previous breach. Should Lessor at any time terminate this Lease for any breach, in addition to any other remedy, it may recover from Lessee all damages it may incur by reason of such termination of the amount of rent and other payments required of Lessee hereunder for the remainder of the stated term, subject to Lessor's obligation to credit Lessee with all recoveries (including the proceeds of any reletting or subletting of the leased premises) made by Lessor; and provided further, Lessor shall at all times exercise its reasonable efforts to mitigate damages hereunder.

                                  SECTION 19.

                  SURRENDER OF LEASED PREMISES ON TERMINATION

      19.01 Subject to Section 11 hereof, whenever this Lease shall be terminated, whether by lapse of time, forfeiture, or in any other way, Lessee will yield and deliver up the leased premises peaceably to Lessor in as good repair as when taken, except for reasonable and normal wear and tear and casualty loss or damage caused by Lessor. Additionally, at such time, Lessee shall be required to relinquish to Lessor its interest in and possession of all patient records, patient trust funds and accounting for same, as well as copies of all financial and operating records relating to the leased premises and the business operations therein, and to reasonably cooperate with Lessor in all license, certificate of need, and certifications necessary or appropriate for Lessor to operate in the leased premises to a condition and quality at least substantially equal to as they existed on the commencement date of the term hereof, including, without limitation, restoring the drugs, medications, food, linens, supplies, inventory and the like to substantially the levels existing as of the commencement date of the term hereof. For all purposes under this Lease, the parties agree to hereafter execute such instruments and perform such acts as are reasonably necessary to carry out the intent and purposes of the provisions of this Lease.

                                  SECTION 20.

               PERFORMANCE BY LESSOR OF THE COVENANTS OF LESSEE

      20.01 Should Lessee at any time fail to materially comply with any of the provisions of this Lease, Lessor at its option, and in addition to any and all other rights and remedies of Lessor in such event, may (but shall not be required to), after thirty (30) days prior written notice to Lessee (except for emergency, in which event no notice shall be required) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall be due from Lessee or Lessor as additional rent on or before the next rental due date bearing interest at a rate of two (2) percentage points above the effective prime interest rate then charged by Comerica Bank-Detroit, as publicly announced from time to time as its prime rate, but in the event that such rate shall exceed the highest rate permitted by law, then at the highest legal rate, from the date of payment until the repayment thereof to Lessor by Lessee. On default in such payment, Lessor shall have the same remedies as on default in payment of rent.

      20.02 If Lessor defaults in the performance of any condition or obligation in this Lease and if Lessee gives Lessor notice of the default stating the default complained of and referring to the Section in the Lease relied on by Lessee, Lessor shall have thirty (30) days after receiving written notice from Lessee to commence the cure of any default and shall thereafter cure same in good faith, with diligence, and within a reasonable period of time. If Lessor fails to cure any such default or to diligently and in good faith pursue the cure as provided for herein, then Lessee may sue Lessor for its damages, and may further obtain injunctive relief if necessary to maintain operation of the facilities or conform with applicable law. Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on the part of Lessor or persons or entities who have an ownership interest in Lessor with respect to any of the terms, covenants, conditions and provisions of this Lease, and Lessee shall, subject to the rights of any prior mortgagee, look solely to the interest of Lessor in the leased premises in accordance with
Section 33.05 hereof for the satisfaction of each and every remedy of Lessee in the event of default by Lessor hereunder; such exculpation of personal liability being absolute and without any exception whatsoever.

            Whenever this Lease requires any action (other than the payment of a liquidated sum of money, e.g. rent, taxes, insurance, utilities, etc.) by Lessor or Lessee within a certain period of time or a certain time, the time for the performance of such act shall be extended by the period of any delay caused by war, strikes, lockouts, civil commotion, unpreventable material shortages, casualties, acts of God or other conditions or events beyond the control of the obligated party; provided, however, than written notice of such delay and the cause and circumstances thereof shall be given to the other party immediately after commencement of such delay and knowledge of such delay becoming known by the obligated party.

                                  SECTION 21.

                              RIGHTS TO MORTGAGE

      21.01 Lessor reserves the right to subject and subordinate this Lease at all time, to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the leased premises. Lessee also agrees that any mortgage of Lessor may elect to have this Lease constitute a prior lien to its mortgage, and in the event of such election and upon notification by such mortgagee to Lessee to that effect, this Lease shall be deemed prior in lien to such mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage. Lessee covenants and agrees to execute and deliver upon request such further instrument or instruments as may be reasonably required by Lessor or Lessor's mortgagee to carry out the intent of this Section. In consideration of Lessee's execution of any subordination and/or attornment agreement which may be required of Lessee hereunder, such instrument shall contain a non-disturbance agreement. Lessor agrees to exercise its reasonable effort to procure such mortgagee's agreement in such instrument to notify Lessee of, and granting Lessee an opportunity to cure, any breach by Lessor of the terms of the mortgage on the leased premises.

            In the event any proceedings are brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Lessor covering the leased premises, Lessee shall, at the option and request of the purchaser, and so long as the purchaser shall perform the obligations of "Lessor" hereunder from and after the date of sale to such purchaser, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Lease.

                                  SECTION 22.

                          COVENANT OF QUIET ENJOYMENT

      22.01 Lessor covenants and agrees to and with Lessee that at all times during the term of this Lease when Lessee is not in default under the terms hereof, Lessee's quiet and peaceable enjoyment of the leased premises shall not be disturbed or interfered with by Lessor or any person claiming by, through, or under Lessor.

                                  SECTION 23.

                               SECURITY DEPOSIT

      23.01 The Lessor herewith acknowledges the receipt of Three Hundred Thousand and 00/100 Dollars ($300,000.00), ($100,000 of which shall be in the form of an Irrevocable

Standby Letter of Credit (payable upon demand) in form satisfactory to Lessor. Lessor shall retain same as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall the Lessor, prior to Lessor's declaration of default and the termination of this Lease, be obligated to apply the same upon rents or other charges in arrears or upon damages for the Lessee's failure to perform the said covenants, condition and agreements. The Lessor shall so apply the security upon Lessor's declaration of default and the termination of this Lease or upon any other termination of the lease. The Lessor's right to the possession of the leased premises for nonpayment of rent or for any other reason shall not in any event be affected by reason of the fact that the Lessor holds such security. Provided Lessee is not then in default under any of the terms of this Lease, and further provided that no portion of said security has been applied toward the payment of rent or other charges in arrears or toward the payment of damages suffered by Lessor by reason of the Lessee's breach of this Lease, then upon the expiration of the fifth
(5th) year of the term hereof, Lessee shall have the option, exercisable by written notice to Lessor, of requiring the release of $100,000 of said security (from the cash deposit), to be either refunded to Lessee or applied against Lessee's rental obligations hereunder, at Lessee's option. The balance of said security, if not applied toward the payment of rent or other charges in arrears or toward the payment of damages suffered by the Lessor by reason of the Lessee's breach of this Lease, shall be released and/or returned to the Lessee within thirty (30) days after the expiration of the term hereof, provided that Lessee shall have vacated the leased premises, delivered possession to the Lessor in the condition required under the terms of this Lease, and shall have otherwise fully satisfied all of its obligations under this Lease.

            In the event that the Lessor repossesses itself of the leased premises because of the Lessee's default or because of the Lessee's failure to carry out the covenants, conditions and agreements of the Lease, the Lessor shall apply the said security upon all damages suffered to the date of said repossession and may retain the balance of the said security to pay upon such damages as may be suffered or shall accrue thereafter by reason of the Lessee's default or breach. The Lessor shall not be obliged to keep the said security as separate fund, but may mix the said security with its own funds. On or before ninety (90) days prior to the expiration of the initial term of this Lease (provided Lessee has not extended the term hereof) or the extended term, as the case may be, if Lessor shall fail to show Lessee that the unrestricted and unapplied cash portion of Lessee's security deposit is then available and shall thereafter remain available, then Lessee may apply same against rentals accruing thereafter, provided that Lessee shall not then be in default under this Lease and, further provided, that Lessee shall give Lessor five (5) days written notice and opportunity to cure its failure hereunder before such application may be permitted.

            Lessee hereby agrees not to look to the mortgagee, as mortgagee, mortgagee in possession, or successor in title to the land of which the leased premises are a part, for accountability for any security deposit required by Lessor hereunder, unless said deposit shall have actually been received by said mortgagee as security for Lessee's performance under the terms of this Lease.

                                  SECTION 24.

                                 HOLDING OVER

      24.01 In the event of Lessee holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy; except that such month to month tenancy shall be at a monthly minimum net rental in an amount equal to 150% of the monthly minimum net rental stipulated in Section 3 if Lessee shall be holding over without Lessor's written consent.

                                  SECTION 25.

                        REMEDIES NOT EXCLUSIVE; WAIVER

      25.01 Each and every of the rights, remedies and benefits provided by this Lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

      25.02 One or more waivers of any covenant or condition by Lessor shall not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Lessor to or of any act by Lessee requiring Lessor's consent or approval shall not be deemed to waive or render unnecessary Lessor's consent or approval to or of any subsequent similar act by Lessee.

                                  SECTION 26.

                         RIGHT TO SHOW LEASED PREMISES

      26.01 Provided that Lessor shall not materially disrupt Lessee's operations in the leased premises, the Lessee hereby agrees that, during the term hereof, Lessor may show the leased premises to prospective lessees and purchasers.

                                  SECTION 27.

                               LESSEE'S PROPERTY

      27.01 Lessee shall be responsible for and shall pay before delinquency all municipal, county, state and federal taxes or fees of any nature assessed during the term of this Lease against any leasehold interest, fixtures, furnishing, equipment or personal property of any kind, owned by or placed in, upon or about the leased premises.

      27.02 The Lessor shall not be responsible or liable to the Lessee for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises, or any part of the premises adjacent to or connected with the leased premises, or for any loss or damage resulting to the Lessee or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage or loss of property or within the leased premises from any cause whatsoever except to the extent that the same shall result from the negligent or wrongful acts of Lessor, its agents or employees.

      27.03 Less shall give immediate notice to Lessor in case of fire or other casualty in the leased premises or of defects therein or in any fixtures or equipment.

                                  SECTION 28.

                            [Intentionally Omitted]

                                  SECTION 29.

                              MEMORANDUM OF LEASE

      30. Upon either party's request, the parties agree to prepare and record a mutually acceptable form of Memorandum of this Lease, to be recorded at the office of the County Register of Deeds.

                                  SECTION 31.

                          LESSOR'S OPTION TO PURCHASE

      31.01 Upon the expiration or earlier termination of the term of this Lease, Lessor and/or Lessor's partners shall have the option to purchase all of the assets, tangible and intangible, owned by Lessee which are utilized in connection with the business operations conducted on the leased premises, including, but not limited to, all fixtures, furnishings, equipment and personal property of Lessee on or about the leased premises, and, to the extent assignable, Lessee's interest in all licenses and certificates pertaining to Lessee's use and operation of the leased premises (collectively the "Assets"); which option may be exercised by Lessor by notifying Lessee in writing not prior to ninety (90) days prior to the expiration or earlier termination of this lease or within ninety (90) days after the expiration or earlier termination of the term hereof. In the event Lessor shall exercise the foregoing option to purchase, the total consideration therefor to be paid by lessor at the closing of the transaction shall be One Dollar ($1.00) plus the fair market value of the Assets on the date of expiration or earlier termination of this Lease, such value to be determined by independent appraisal, performed by an appraiser mutually acceptable to the parties, the cost of which shall be borne equally by the parties.

      31.02 Lessee agrees that in the event of exercise by Lessor of the foregoing option to purchase, Lessee shall execute all necessary and required documents to consummate the transaction, and Lessee shall utilize its best efforts to consummate the transaction in an expeditious manner; and Lessee agrees, at all times during the term of this Lease, to fully cooperate with Lessor in connection with the transfer and/or issuance of all licenses, certificates and governmental approvals necessary for Lessor's operation of the facilities on the leased premises. The option to purchase as set forth in this Section shall be freely assignable, in whole or in part, by Lessor.

                                  SECTION 31

                             FINANCIAL STATEMENTS

      31.03 Lessee shall furnish Lessor, as soon as available and in any event within forty-five (45) days after the end of the first three quarters of each fiscal year of the Lessee, the consolidated balance sheet of the Lessee and affiliates at the end of such fiscal quarter, and the related consolidated statements of income, retained earnings and changes in financial positions for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by an officer of the Lessee as having been prepared in accordance with generally accepted accounting principles, together with a certificate of an officer of the Lessee stating that no default or event which, with notice or lapse of time or both, would constitute a default, has occurred or, if a default or such event has occurred, a statement setting forth the details thereof and the action which the Lessee has taken or proposes to take with respect thereto.

      31.04 As soon as available and in any event within one hundred eighty
(180) days after the end of each fiscal year of the Lessee, the Lessee shall furnish to Lessor a consolidated and consolidating financial statement for such year, including a balance sheet as of the close of such fiscal year, statements of income and retained earnings and changes in financial position for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by Lessee's independent certified public accountants and supported by the opinion of such independent certified public accountants, together with a certificate of an officer of the Lessee stating that no default or event which, with notice or lapse of time or both, would constitute a default, has occurred or, if a default or such event has occurred, a statement setting forth the details thereof and action which the Lessee has taken or proposes to take with respect thereto.

      31.05 Additionally, within forty-five (45) days after the end of each quarter of each fiscal year of the Lessee, Lessee shall furnish to Lessor an income and operations statement (in such form and detail reasonably satisfactory to Lessor) and such other information as shall reflect the business operations and financial for each of the facilities operated on the leased premised for such quarter and the year to date.

                                  SECTION 32.

                             HAZARDOUS SUBSTANCES

      32.01 Lessee shall at all times use, store, generate, treat, or dispose of any Hazardous Substance associated with the operation of the leased premises in compliance with applicable environmental laws, ordinances, rules and regulations. For purposes of this section, the term "Hazardous Substance" means any substance, the manufacturer, use, treatment, storage, transportation, or disposal of which is regulated by any law having as its object the protection of public health, natural resources, or the environment, including, by the way of illustration only and not as a limitation, the following: the Resource Conservation and Recovery Act; the Comprehensive Environment Response, Compensation, and Liability Act; the Toxic Substances Control Act; the Federal Water Pollution Control Act; the Clean Air Act; the Michigan Hazardous Waste Management Act; the Michigan Water Resources Commission Act, the Michigan Solid Waste Management Act; and the Michigan Environmental Response Act as each of such acts shall be amended from time to time. Lessor hereby represents and warrants to Lessee that it has commissioned a Phase I environmental assessment of the leased premises (the results of which shall be reasonably satisfactory in all respects to Lessee prior to the commencement date hereof) and (ii) Lessor has no knowledge that there as "Hazardous Substances" or underground storage tanks on, in, at or under the leased premises. Lessor shall be responsible for all indicated and recommended remediation in said Phase I environmental assessment as and when required by an governmental authority unless such environmental problem should reasonably present a serious threat to the health, safety or welfare of the residents or employees of the premises, in which case Lessor shall effect such remediation immediately.

      32.02 Lessee shall promptly supply to Lessor a copy of all notices, demands, inquiries, or claims received from any person or entity as a result of Hazardous Substances alleged to be on or emanating from the leased premises or adjacent property, and any notices, reports, or applications for licenses, permits, or approvals submitted by or on behalf of Lessee to any environmental regulatory agency affecting the leased premises or adjacent property.

      32.03 Lessor reserves the right (but shall not have the obligation) to enter upon and inspect the leased premises at any time, and from time to time, during Lessee's business hours and, on reasonable notice, at other times. Such inspection may include, without limitation, the taking and analysis of soil borings, samples of ground water or surface water, installation of observation wells, and investigation of the surface or subsurface of the leased premises by geophysical means. Lessee shall promptly furnish to Lessor any information requested by or on behalf of Lessor concerning Lessee's operations on the leased premises and on adjacent property, whether or not such information is a proprietary nature.

      32.04 Lessee shall, at its sole cost and expense, take all steps necessary from and after the commencement date hereof to forthwith remove and properly dispose of all Hazardous Substances and clean up and remediate any contamination or damage resulting therefrom caused by, resulting from, or attributable to, Lessee's operations on, or possession of, the leased premises, in full compliance with all applicable laws and regulations. Lessee agrees to defend, indemnify and hold Lessor harmless from and against any liabilities including, without limitation, judgments, fines, penalties, court costs, and actual attorney fees claimed or asserted against or sustained by Lessor resulting from lessee's failure to fully comply with the provisions of the Section 32.

                                  SECTION 33.

                                 MISCELLANEOUS

      33.01 This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

      33.02 The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope of intent of the provisions hereof.

      33.03 Whenever herein the singular member is used, the same shall include the plural and the masculine gender shall include the feminine and neuter genders.

      33.04 This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

      33.05 If Lessor shall fail to perform any covenant, term or condition of this Lease upon Lessor's part to be performed, and if as a consequence of such default Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Lessor in the leased premises, and neither Lessor nor any of the co-partners comprising the partnership which is the Lessor herein shall be liable for any deficiency.

      33.06 Lessor may freely transfer, assign or otherwise encumber its interest herein and/or in the leased premises. In the event of any such transfer, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Lessor accruing from and after the date of such transfer provided that such obligations and liabilities are assumed by the transferee. lessor shall give Lessee at least three (3) business days notice prior to entering a binding agreement to sell the leased premises.

      33.07 All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Lessee, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Lessee unless the assignment of such assignee is permissible in accordance with the terms and conditions of Section 13.01.

      33.08 No payment by Lessor or receipt by Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Lessor shall accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      33.09 The submission of this Lease for examination does not constitute a reservation of or option for the leased premises, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Lessor and Lessee.

      33.10 Lessee shall not interpose any non-compulsory counterclaims or claims for set-off, recoupment or deduction of rent in a summary proceeding for nonpayment of rent or other action or summary proceeding based on termination, holdover or other default in which Lessor seeks repossession of the leased premises from Lessee.

      IN WITNESS WHEREOF, the Lessor and Lessee have executed this Lease as of the date set forth at the outset hereof.

                                    LESSOR:

WITNESSES:                          POMEROY HEALTH, INC.,
                                    a Michigan corporation

 /s/  signature illegible           By:  /s/ Howard Leshman
--------------------------------       ------------------------------
 Vice President of Acquisitions

 /s/ Maureen Lewis                  Its:  Vice President
--------------------------------
                                    LESSEE:

                                    TRANSITIONAL HEALTH PARTNERS, d/b/a
                                    TRANSITIONAL HEALTH SERVICES, a
                                    Delaware general partnership

 /s/ John G. Hundley                By:  THS PARTNERS I, INC.,
--------------------------------         a Delaware corporation,
 Vice President of Legal Affairs         General Partner


 /s/  signature illegible           By:  /s/ Randall J. Bufford
--------------------------------       ------------------------------
 V.P. of Bus. Dev.

                                   Its: G. M.

 /s/ John G. Hundley               And: THS PARTNERS II, INC.,
--------------------------------        a Delaware corporation,
 V. P. of Legal Affairs                 General Partner


 /s/  signature illegible          By:  /s/ Randall J. Bufford
--------------------------------       ------------------------------
 V. P. of Bus. Dev.
                                   Its: G. M.


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